NEWS
FOR IMMEDIATE RELEASE                        CONTACT
March 28, 2014                                Richard Eisenberg
(Investor Inquiries)
Christopher Bohanon
(Media Inquiries)
(202) 872-7700

Farmer Mac Declares Dividend on Series B Preferred Stock
Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac) today announced that it has declared a dividend on Farmer Mac’s 6.875% Non-Cumulative Preferred Stock, Series B (NYSE: AGM.PR.B). The dividend of $0.105 per share of Series B Non-Cumulative Preferred Stock is for the period from but not including March 25, 2014 (the date of issuance of the Series B Non-Cumulative Preferred Stock) to and including April 17, 2014, and shall be payable on April 17, 2014 to holders of record of the Series B Non-Cumulative Preferred Stock as of April 7, 2014. Each share of Series B Non-Cumulative Preferred Stock has a par value and liquidation preference of $25.00 per share.
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities. Farmer Mac's Class C non-voting and Class A voting common stocks, and its 5.875% Non-Cumulative Preferred Stock, Series A, are listed on the New York Stock Exchange under the symbols AGM, AGM.A, and AGM.PR.A, respectively. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.
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